CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated November 11, 1998, which are incorporated by reference, in this Registration Statement (Form N-1A No. 2-30806) of Dreyfus Premier Equity Funds, Inc. (comprised of Dreyfus Premier Aggressive Growth Fund, Dreyfus Premier Emerging Markets Fund, Dreyfus Premier Growth & Income Fund and Dreyfus Premier Market Neutral Fund).



                                       ERNST & YOUNG LLP


New York, New York
November 25, 1998